UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  March 21, 2013

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

NEVADA	001-33531	46-0510685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

6075 Longbow Drive, Suite 200, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 444-7755

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2013, H. MacGregor Clarke announced his resignation as Chief Financial Officer of AeroGrow International, Inc. (the “Company”) and his resignation from the Company’s Board of Directors, effective as of April 5, 2013.  Mr. Clarke confirmed that his resignation does not relate to any issues regarding the Company’s financial disclosures, accounting matters or other business issues. Jack J. Walker, Chairman of the Board, stated that, “Mr. Clarke has been instrumental in our efforts to improve the financial performance of the Company since being appointed Chief Financial Officer in May 2008, and a Director in July 2009.  I would like to personally thank Greg for his contributions to the Board and the Company over the past five years.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

By: /s/ J. Michael Wolfe
J. Michael Wolfe
President & CEO

DATED:  March 27, 2013